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                                                                EXHIBIT 16(b)



              Schedule for Computation of Performance Quotation
                         Thompson Plumb Growth Fund
            Commencement of Operations through November 30, 1996




1. Initial (February 10, 1992) Offering Price =  $20.00

2. Number of hypothetical shares purchased =
                $1,000 divided by $20.00 =       50.000 shares

3. Amount of dividends and distributions =

12/28/94 - $1.86451 per share  x 50.000 = $93.23 / $19.18 =  4.861 shares
12/26/95 - $0.53779 per share  x 54.861 = $29.50 / $24.33 =  1.212 shares
12/26/95 - $0.01008 per share  x 54.861 = $ 0.55 / $24.33 =  0.023 shares

                                                     Total = 6.096 shares

4. Fees charged to shareholder accounts =        0

5. Ending (November 30, 1996) Net Asset Value =  $32.79

6. Ending Redeemable value of hypothetical investment =

     50.000 + 6.096 = 56.096 x $32.79 = $1,839.39

7. Total Return =  ($1,839.39 - $1,000) divided by $1,000 =  83.94%


8. Annualized Compounded Return =  13.51%
                Number of years =  1,755 days / 365 days =      4.8082192

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                                                                EXHIBIT 16(b)


              Schedule for Computation of Performance Quotation
                         Thompson Plumb Growth Fund
                      One Year Ended November 30, 1996




1. Initial (November 30, 1995) Offering Price =  $24.74

2. Number of hypothetical shares purchased =
                $1,000 divided by $24.74 =       40.420 shares

3. Amount of dividends and distributions =

12/26/95 - $0.53779 per share  x  40.420 = $21.74 / $24.33 =  0.894 shares
12/26/95 - $0.01008 per share  x  40.420 = $ 0.41 / $24.33 =  0.017 shares

                                                     Total = 0.911 shares

4. Fees charged to shareholder accounts =        0

5. Ending (November 30, 1996) Net Asset Value =  $32.79

6. Ending Redeemable value of hypothetical investment =

     40.420 + 0.911 = 41.331 x $32.79 = $1,355.24

7. Total Return =  ($1,355.24 - $1,000) divided by $1,000 =  35.52%


8. Annualized Compounded Return =  35.52%
                Number of years =      1